Exhibit 99.2


                                              Citizens Communications
                                              3 High Ridge Park
                                              Stamford, CT 06905
                                              203.614.5600
                                              www.czn.com




FOR IMMEDIATE RELEASE

Contact:
Brigid M. Smith
AVP, Corporate Communications
(203) 614-5042
bsmith@czn.com

             Citizens Communications Declares First-Quarter Dividend

Stamford, Conn., February 23, 2007 - Citizens Communications Company (NYSE:CZN) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on March 30, 2007 to holders of record of common stock at the close of business on March 9, 2007.


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